Exhibit 6

                         SECURITY AGREEMENT
                    TANGIBLE PERSONAL PROPERTY
                 (EXCEPT INVENTORY AND RECEIVABLES)


          The undersigned borrower, jointly and severally if more than one, (hereinafter called "Borrower") does hereby sell, mortgage and grant a security interest to National City Bank, Kentucky (hereinafter called "Secured Party"), a national banking association having is principal place of business at 101 South Fifth Street, Louisville, Kentucky, in all of the Borrower's machinery, equipment, furniture and fixtures, including but not limited to the property described below.


                          SHARES OF ADDINGTON
                   RESOURCES STOCK -- CERTIFICATE
                         #  AR-3270


together with all accessories, attachments, parts, accessions and repairs, all substitutions, replacements and additions thereto, all right, title and interest of the Borrower in and to any of the foregoing which may be subject to any title retention or other security agreement the lien of which may be or become superior to the lien herein created, and all proceeds (including, without limitation, insurance [illegible text], security for the payment of the sum of $200,000.00 evidenced by and subject to the provisions of Borrower's promissory note and/or loan agreement (hereinafter
collectively called the "Note") dated   1/27/95  (including any
renewals, extensions, substitutions or modifications thereof), and for the payment of any and all liabilities and obligations of Borrower to Secured Party whether arising under this Agreement or not, now existing or hereafter incurred, created by loan, overdraft, guaranty or operation of law, originally contracted with Secured Party or with any other or others and acquired by Secured Party by purchase, pledge, participation or otherwise, absolute or contingent, secured or unsecured, and matured or unmatured, including without limitation all interest, fees, charges, expenses and attorney's fees to the extent permitted by law, incurred to enforce Secured Party's rights against Borrower under this Agreement or otherwise, or arising out of the defense or prosecution of any matter growing out of this Agreement or any security interest granted hereby. The indebtedness evidenced by the Note and any other indebtedness and obligations secured hereby are hereinafter called the Borrower's "Obligations."

          The Borrower represents and warrants to the Secured Party, its successors and assigns that (1) the Borrower is the true and lawful owner of the Collateral, has full right and power to enter into this Agreement and if the Borrower is not an individual, that all necessary action has been taken authorizing it to enter into this Agreement, that the entering into and performance of this Agreement serves as a valid and lawful business purpose of Borrower and that it does not contravene the provisions of any document or writing pursuant to which Borrower is organized or the provisions of any agreement by which it is bound, (2) the Collateral is free and clear of all liens, charges and encumbrances other than any security interest in favor of Secured Party, and that no financing statement is on file with respect to the Collateral; (3) Borrower's
principal place of business is at       N/A
                       , the Borrower has (no) other places of
business at                      N/A                          , if
a corporation, Borrower has its registered office at
       N/A                     , and that Borrower will promptly
notify the Secured Party of any change in any of the foregoing; (4) Borrower will forever defend the Collateral against any claim by any person or entity except the Secured Party; and (5) that the Collateral is now and will hereafter be kept at premises located at
          N/A                                County of           ,
State of             , unless it is of the type which in the normal
course of business is ordinarily used at more than one location, such as trucks, construction or road building equipment, etc.

          Borrower shall have the possession and use of the Collateral in any lawful manner not inconsistent with this Agreement or with the terms and conditions of any insurance policy until default hereunder.

          The proceeds of the Note will (    ) will not (  x  ) be
used to _________________________________________________ security interest with respect thereto. Borrower represents that the property will be used for commercial or business purposes only.

          AND IT IS EXPRESSLY AGREED AS FOLLOWS:

     1. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute a default, as such term is used herein: (a) failure to pay, when due, any amount payable on the Note or any other of the Obligations, (b) if any statement, representation or warranty made herein or in any related credit application, or in any supporting financial statement furnished by or on behalf of Borrower shall be false or misleading in any material respect; (c) failure to observe or perform any covenant or agreement herein or in the Note or other instrument between the parties; (d) death (if a natural person) or dissolution (if a corporation or a partnership) of Borrower or of any partner of Borrower (if borrower is a partnership) or of any guarantor or endorser of any of the Obligations; (e) should Borrower, or any of them if more than one, or any such guarantor or endorser, become insolvent (whether on a net worth basis or by reason of inability to pay debts as they mature, or otherwise), commit any act of bankruptcy, call a meeting of creditors, make an assignment for the benefit of creditors, or if any proceeding is instituted by or against any of them for any relief under any bankruptcy or insolvency laws, or if a receiver is appointed for any of them; (f) termination or suspension of the transaction of the usual business of Borrower; (g) failure to pay any tax or failing to withhold, collect or remit [missing text] effect such insurance. In the event any of the aforesaid policies procured by Borrower shall fail to provide that all losses thereunder shall be payable to Secured Party, Borrower hereby assigns to Secured Party all of the proceeds or avails of any and all of such policies and agrees to accept said proceeds or avails in trust for Secured Party, and to forthwith deliver the same to Secured Party in the exact form received (with the endorsement of Borrower where necessary). Secured Party is irrevocably appointed attorney for the Borrower, with full power of substitution and revocation, to compromise, settle or release any claims pertaining to or arising out of said policies, and to take possession of and endorse in the name of Borrower any check or other instrument for the payment of money representing the proceeds or avails of said policies. Borrower shall not effect any settlement, compromise or release without Secured Party's prior written consent. Borrower will pay all taxes, assessments and charges levied against the Collateral, or for the use, storage, maintenance or repair thereof, and upon Borrower's failure to do so, Secured Party may pay them. Any premiums, taxes, assessments and charges so paid shall be part of the Obligations secured by this Agreement and shall be payable, on demand, with interest at the rate designated in the Note if permitted by law and, if not, at the maximum legal rate.

     7. In the event Borrower shall fail to pay any sum or perform any act or keep any promise, warranty or covenant hereunder, Secured Party may, in its sole discretion, pay the sum, or perform the said act, or remedy the said breach of promise, warranty or covenant, for Borrower and on its behalf, and in the event that Secured Party shall do so, Borrower will immediately upon written demand therefore, reimburse Secured Party for all its expenses, disbursements, fees and costs in connection therewith, together with interest thereon at the rate designated in the Note if permitted by law and, if not, at the maximum legal rate. It is expressly understood that Borrower's obligations hereunder are "Obligations" as defined above. In the event that Borrower shall fail to make any payment due hereunder or under the Note or upon any of the Obligations, Secured Party may charge such penalty(ies) as set forth in the Note.

     8.     Borrower recognizes that Secured Party will incur
additional administrative expense in handling loans, and
accordingly agrees that it will pay Secured Party an annual
Collateral monitoring fee of   0  % of the approved line of credit,
to be assessed in the first billing period succeeding the Secured
Party's request for collateral reporting.

     9. Borrower agrees that nothing contained in this Agreement shall impair, modify, limit, abolish or in any manner whatsoever affect Secured Party's unrestricted and absolute right contained in any demand note secured hereby to demand payment in accordance therewith, irrespective of whether Borrower shall be in default hereunder or thereunder.

     10. Borrower waives a trial by jury, and the right to interpose any defense, counterclaim, or offset of any nature and description in any litigation between Borrower and Secured Party with respect to this Agreement or any claim arising out of, relating to or connected with the loan secured thereby, the Collateral or the repossession thereof, to the full extent permitted by applicable law.

     11. Whenever an attorney is used to collect on or enforce this Agreement or to enforce, defend, declare or adjudicate any of Secured Party's rights or interests hereunder or with respect to any Collateral and/or the Note, whether by suit, negotiation or otherwise, and regardless of the forum, such attorney's fees shall be payable by the Borrower to the full extent permitted by law.

     12. This Agreement may not be modified, amended or rescinded except in writing. The rights of Secured Party under this Agreement are in addition to and not in limitation of any other rights and remedies Secured Party may have by virtue of any other instrument or agreement heretofore, contemporaneously herewith or hereafter executed by Borrower or by law or otherwise. If any provision of this Agreement is contrary to applicable law, such provision shall be deemed ineffective without invalidating the remaining provisions hereof. If and to the extent that applicable law confers any rights or imposes any duties inconsistent with or in addition to any of the provisions of this Agreement, the affected provision shall be considered amended to conform thereto. Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder. A waiver by Secured party of any right or remedy hereunder on any one occasion, shall not be construed as a bar to or waiver of any such right or remedy which Secured Party would have had on any future occasion nor shall Secured Party be liable for exercising or failing to exercise any such right or remedy.

     13. Borrower hereby waives all notices except such notices as are required herein or are required by law and cannot be waived. It is expressly understood and agreed that whenever the service of any notice to Borrower is required hereby or is otherwise required, such notice may be sent to Borrower by ordinary mail to Borrower's principal place of business and, if so mailed at least five days in advance, such notice shall be deemed sufficient and reasonable notice.

     14. Secured Party shall not be liable to Borrower for any damages by reason of delays, temporary withdrawals of the Collateral from service or other causes.

     15. Borrower agrees to join Secured Party in signing and filing, at Borrower's expense, such financing statements, and title lien statements, if applicable, as Secured Party may from time to time require in such public offices as Secured Party may from time to time require. Borrower agrees that whenever Secured Party hereafter makes a written request Borrower will, in each case, execute and deliver to Secured Party such additional writings (including, without limitation, affidavits, assignments and endorsements of specific items of collateral, security agreements and financing statements) and make and do all such further and other acts and things (including, without limitation, the delivery to Secured Party of any instrument, documents, chattel paper or other writing of any kind the possession of which perfects a security interest therein) as Secured Party may from time to time require for the better evidence, validation, perfection, enforcement or other protection of its security interest. Borrower shall pay the expense of all record searches and public filings which Secured Party may reasonably require. Borrower hereby appoints Secured Party as its true and lawful attorney, with powers of substitution, to prepare, sign and file of record for, Borrower, in Borrower's name, any financing statements, title lien statements, assignments, or take any other action deemed necessary by Secured Party in order to perfect the security interests of Secured Party hereunder.

     16. Secured Party's security interest in the Collateral shall remain in effect in accordance with this Agreement until Borrower's Obligations to Secured Party shall have been fully satisfied and shall not be affected by the lapse of time or by the fact that there may be a time or times when no Obligations shall be outstanding. If and when Secured Party's security interest shall have terminated in accordance with the provisions of this Agree-ment, Secured Party shall, on request of and at the expense of Borrower, release its security interest of record.

     17. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns, executors, administrators, heirs and legal representatives. It shall be binding, jointly and severally, upon all parties described as Borrower. This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the laws of Kentucky.

     18.     Supplemental Provisions:


.

          IN WITNESS WHEREOF, the parties have duly executed this
Security Agreement the   27TH   day of    JANUARY  , 1995.




NATIONAL CITY BANK, KENTUCKY          BORROWER   Bruce Addington
(Secured Party)


By:________________________         By: /s/ A. Bruce Addington


Title:_____________________          Title:_____________________


                                       HC 87 Box 340
                                       Street Address

                                   Paintsville, Kentucky 41240-9624
                                                     City, County
and State

                                   By:____________________________

                                   Title:_________________________

                                   If debtor/borrower and owner of
                                   collateral are not the same
                                   (i.e., Individual Borrower with
                                   Corporate owner) then have both
                                   Borrower and Owner sign Security
                                   Agreement.